Amended Declaration of Trust

                             AMENDMENT NO. 5 TO THE

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                              LIBERTY FUNDS TRUST V

         This AMENDMENT NO. 5 to the AGREEMENT AND DECLARATION OF TRUST of LIBERTY FUNDS TRUST V is made in Boston, Massachusetts as of January 26, 2001 by the Trustees hereunder.

         WHEREAS,  Article IX,  Section 7 of the  Agreement and  Declaration  of
Trust (the "Declaration of Trust") dated January 21, 1987, as amended, of Liberty Funds Trust V (the "Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of Shareholders holding a majority of the Shares entitled to vote of each series affected; and

         WHEREAS, on December 27, 2000, the holders of a majority of the Shares entitled to vote of the Liberty North Carolina Tax-Exempt Fund series of the Trust authorized this amendment to the Declaration of Trust, and on January 25, 2001, the holders of a majority of the Shares entitled to vote of each of the Liberty Florida Tax-Exempt Fund, Liberty Michigan Tax-Exempt Fund and Liberty Minnesota Tax-Exempt Fund series of the Trust authorized this amendment to the Declaration of Trust;

         NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, and being authorized to do so by the holders of a majority of the outstanding shares of beneficial interest of each of the Liberty Florida Tax-Exempt Fund, Liberty Michigan Tax-Exempt Fund, Liberty Minnesota Tax-Exempt Fund and Liberty North Carolina Tax-Exempt Fund series of the Trust, have authorized the following amendment to the Declaration of Trust:

         The first paragraph of Section 4 of Article IX is hereby amended to read in its entirety as follows:

         Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series. Notwithstanding the foregoing sentence, the Liberty Florida Tax-Exempt Fund, Liberty Michigan Tax-Exempt Fund, Liberty Minnesota Tax-Exempt Fund and Liberty North Carolina Tax-Exempt Fund series of the Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of the relevant series entitled to vote or by the Trustees by written notice to the Shareholders of the relevant series.

         The foregoing Amendment shall be effective as of January 26, 2001.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands, for themselves and their assigns, as of this ___ day of February, 2001.

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Douglas A. Hacker                                    John J. Neuhauser


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Janet Langford Kelly                                 Joseph R. Palombo


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Richard W. Lowry                                     Thomas E. Stitzel


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Salvatore Macera                                     Thomas C. Theobald


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William E. Mayer                                     Anne-Lee Verville


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Charles R. Nelson